EXHIBIT 6.8
                    AXION SPATIAL IMAGING, INC.

                       STOCK PURCHASE OPTION

   This Option and the common shares of the Company issuable upon its exercise have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws and are "restricted securities" as that term is defined in rule 144 under the Securities Act. The securities may not be sold or transferred for value without an effective registration statement under the Securities Act and applicable state securities laws, or pursuant to exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company.

                                           Void after December 1, 2004

No. of Shares  400,000

Exercise Price  $.25 USD per share

      THIS CERTIFIES THAT, for value received, Charles Martin and his registered assigns (hereinafter called the "Holder") is entitled to purchase from Axion Spatial Imaging, Inc. ("Company"), at any time after the Closing Date and ending at 5:00 p.m. Seattle, Washington Time on the Expiration Date, as such term is defined in
Section 1.0 below, up to eighty thousand (400,000) shares of the Company's Common Stock (the "Option Shares"). The Exercise Price per share of this Option shall be the price per share of $.25, USD payable inlawful money of the United States. This Option may be exercised in whole or in part, at the option of the Holder. Unless otherwise defined herein, all capitalized terms used in this Option shall have the meanings ascribed to them in the Convertible Debenture Agreement of even date, to which this Option is attached as an exhibit.

1.0 Term

    1.1 This Option shall be exercisable at any time after the Closing Date and ending at 5:00 p.m. Seattle, Washington Time on
October 15, 2002 (the "Expiration Date").

2.0 Method of Exercise; Payment; Issuance of New Option

    2.1  Subject to Section 1.0 hereof, the purchase right represented by this Option may be exercised by the Holder, in whole or in part, by:
         (a) the surrender of this Option (with the notice of
              exercise form attached hereto as Attachment A duly executed) at the principal office of the Company; and
         (b) the payment to the Company, by check or wire, of an amount equal to the applicable Option Price per share multiplied by the number of Option Shares then being purchased;

             provided, however, that this Option may not be exercised in increments representing a purchase of less than 20,000 shares at one time.

    2.2 If this Option should be exercised in part only, the Company shall, upon surrender of this Option, execute and deliver a new Option evidencing the rights of the Holder thereof to purchase the balance of the Option Shares purchasable hereunder. Upon receipt by the Company of this Option and such notice of exercise, together with, if applicable, the aggregate Option Price, at its principal executive office, the Holder shall be deemed to be the holder of record of the applicable Option Shares, notwithstanding

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that the stock transfer books of the Company shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Option Shares to the registered owner of this Option.

3.0 Stock Fully Paid; Reservation of Option Shares

    3.1 All shares of stock which may be issued upon the exercise of the rights represented by this Option will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Option may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Option, a sufficient number of shares of its stock to provide for the exercise of the rights represented by this Option. In the event that there is an insufficient number of Option Shares reserved for issuance pursuant to the exercise of this Option, the Company will take appropriate action to authorize an increase in the capital stock to allow for such issuance or similar issuance acceptable to the Holder.

4.0 Adjustment of Option Price and Number of Option Shares

    4.1 The number and kind of Option Shares purchasable upon the exercise of this Option and the Option Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

   (a) Reclassification; Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Option (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Option), or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction in which in excess of 50% of the Company's voting power is transferred, or any sale of all or substantially all of the stock or assets of the Company, the Company shall, as condition precedent to such transaction, execute a new Option or cause such successor or purchasing corporation, as the case may be, to execute a new Option, providing that the Holder shall have the right to exercise such new Option and upon such exercise to receive, in lieu of each share of stock theretofore issuable upon exercise of this Option, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or acquisition by a holder of one share of stock. Such new Option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Section shall similarly apply to successive reclassifications, changes, mergers and acquisitions.

   (b) Subdivision or Combination of Option Shares.  If the
Company at any time while this Option remains outstanding and unexpired shall subdivide or combine its stock, the Option Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

   (c) Stock Dividends. If the Company at any time while this Option is outstanding and unexpired shall pay a dividend with respect to stock payable in stock, or make any other distribution

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with respect to stock of stock (except any distribution
specifically provided for in the foregoing Sections 4.1(a) and
(b)), then the Option Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Option Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

   (d) Adjustment of Number of Option Shares. Upon each adjustment in the Option Price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Option Shares purchasable immediately prior to such adjustment in the Option Price by a fraction, the numerator of which shall be the Option Price immediately prior to such adjustment and the denominator of which shall be the Option Price immediately thereafter.

   (e) Fractional Option Shares. No fractional Option Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall, in its sole discretion, either make a cash payment therefor upon the basis of the Option Price then in effect or round the fractional share upward to the next whole integer.

5.0 Compliance with Securities Act; Non-transferability of Option; Disposition of Shares

    5.1 Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Option and the Option Shares are being acquired for investment and that he will not offer, sell or otherwise dispose of this Option or any Option Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended ("Securities Act"). Upon exercise of this Option, the Holder hereof shall confirm in writing, in a form of Attachment B, that the Option Shares so purchased are being acquired for investment and not with a view toward distribution or resale. In addition, the Holder shall provide such additional information regarding such Holder's financial and investment background as the Company may reasonably request. This Option and all Option Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

    The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities" as that term is defined in Rule 144 as promulgated under the Act. The securities may not be sold or transferred for value without an effective registration statement under the Act, pursuant to the provisions of Rule 144 under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

6.0 Transferability of Option

    6.1 This Option may not be transferred or assigned in whole or in part without (i) the prior written consent of the Company and (ii) compliance with applicable federal and state securities laws; provided, however, that the Option may be transferred without the prior written consent of the Company in the following transactions:

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        (a)  A transfer of the Option in whole by a Holder
who is a natural person during such Holder's lifetime or on death by will or intestacy to such Holder's immediate family or to any custodian or trustee for the account of such Holder or such Holder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the Holder;

        (b) A transfer of the Option in whole pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate shareholder or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder; or

        (c) A transfer of the Option in whole to a parent, subsidiary or affiliate of a Holder.

7.0 Rights of Shareholders

    7.1 No Holder of this Option shall be entitled to vote or receive dividends or be deemed the holder of stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Option, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Option has been exercised and the Option Shares shall have become deliverable, as provided herein.

8.0  General Provisions

    8.1 This Agreement will be construed in accordance with its terms and governed in all respects by the laws of the State of Washington.

    8.2 The headings in this Agreement are provided for convenience only and will not affect its construction or interpretation. The
Option and its terms may only be amended, changed, waived, discharged or terminated by agreement in writing duly executed by the Company and the Holder.


AXION SPATIAL IMAGING, INC.


/s/ Ian Basford
_________________________________________
By:  Ian Basford, President